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                                                                     EXHIBIT 2.2

          FIRST AMENDMENT AND SUPPLEMENT NO. 1 TO PURCHASE AGREEMENT
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          THIS FIRST AMENDMENT AND SUPPLEMENT NO. 1 TO PURCHASE AGREEMENT (this
"Amendment and Supplement") is made as of April 30, 1999, by and among ZC
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Acquisition Corp., a Delaware corporation (the "Company") and GTCR Fund VI,
                                                -------
L.P., a Delaware limited partnership ("GTCR Fund VI"), GTCR VI Executive Fund,
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L.P., a Delaware limited partnership ("Executive Fund") and GTCR Associates VI,
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a Delaware general partnership ("Associates Fund") (each a "Purchaser" and
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collectively the "Purchasers").  Except as otherwise indicated herein,
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capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

          WHEREAS, the parties to this Amendment and Supplement are all of the parties to that certain Purchase Agreement dated March 23, 1999 (the "Purchase
                                                                      --------
Agreement"), by and among the Company, GTCR Fund VI, Executive Fund and
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Associates Fund;

          WHEREAS, the parties hereto desire to make certain amendments to the Purchase Agreement in accordance with Section 7D thereof; and

          WHEREAS, pursuant to Section 1B of the Purchase Agreement, the Purchasers desire to purchase, and the Company desires to sell, 5,660,000 shares of Common Stock for an aggregate purchase price of $2,830,000, and 4,370 shares of Class A Preferred for an aggregate purchase price of $4,370,000. The Class A Preferred and the Common Stock are collectively referred to herein as the "Stock." The Stock purchased by the Purchasers hereunder constitutes Investor
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Stock and Restricted Securities under the Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


             ARTICLE I  --  FIRST AMENDMENT TO PURCHASE AGREEMENT

          Section 1.  Amendments to Purchase Agreement.
                      --------------------------------

          1A. Section 1A of the Purchase Agreement shall be amended and restated as follows:

          Authorization of the Stock.  The Company shall authorize the issuance
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          and sale to the Purchasers of up to 96,632 shares of its Class A
          Preferred Stock, par value $.01 per share (the "Class A Preferred"),
                                                          -----------------
          and up to 6,736,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), each having the rights and preferences set
                      ------------
          forth in Exhibit A attached hereto.  The Class A Preferred and the
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          Common Stock are collectively referred to herein as the "Stock."
                                                                   -----

          1B. Section 1B(b) of the Purchase Agreement shall be amended and restated as follows:
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          The Company has been organized for the purpose of owning and operating a business in the electronic commerce consulting and implementation industry by means of first acquiring an existing business or businesses satisfactory to the Purchasers and thereafter from time to time making additional acquisitions which are synergistic with or otherwise complementary to such initial acquisition. The Purchasers intend to provide up to $100 million (including the Pre-Acquisition Funding, as defined below) in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund such acquisitions and for other internal growth initiatives, in each case as approved by the Board of Directors of the Company (the "Board") and
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          the Purchasers (an "Approved Use").  The funds obtained by the Company
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          from the Purchasers on the Closing Date, along with additional investments by the Purchasers up to an aggregate of $3,000,000 (including the investment by the Purchasers on the Closing Date, the "Pre-Acquisition Funding"), shall finance the Company's costs of
           -----------------------
          conducting a search for the initial acquisition. The Purchasers' obligation to purchase any additional stock of the Company will be conditioned on the Company's not being in default under any of its material agreements, adequate debt financing being available to fund any proposed acquisition or other Approved Use on terms satisfactory to the Purchasers, and the Company's operations and the acquisition or other Approved Use being satisfactory to the Purchasers. In order to implement the foregoing, the Purchasers may purchase from time to time after the Closing, upon the written request of the Board in connection with an Approved Use, (i) up to an additional 5,736,000 shares of Common Stock at a price of $.50 per share and (ii) up to 96,632 shares of Class A Preferred at a price of $1,000 per share (the amounts set forth in each of (i) and (ii) immediately above as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events). Each Purchaser shall purchase the percentage of such shares set forth next to such Purchaser's name on the signature pages attached hereto. At the time of any such purchase, each Purchaser shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as such Purchaser may reasonably request.

          Section 2.  Limitations.  Except as expressly amended by this Article
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I, all of the terms and provisions of the Purchase Agreement shall remain in full force and effect. This Article I supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.


            ARTICLE II  --  SUPPLEMENT NO. 1 TO PURCHASE AGREEMENT

          Section 1.  Authorization and Closing
                      -------------------------

          1A.  Authorization of the Stock.  The Company has authorized the
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issuance and sale to the Purchasers of up to 6,736,000 shares of Common Stock and up to 96,632 shares of Class A Preferred, each having the rights and preferences set forth in the Company's certificate of incorporation (the "Certificate of Incorporation").
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          1B.  Purchase and Sale of Common Stock.  At the Closing (as defined in
               ---------------------------------
Section 1C below), subject to the terms and conditions set forth herein, (i)
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GTCR Fund VI shall purchase from the Company and the Company shall sell to GTCR
Fund VI, 5,607,108 shares of Common Stock for $2,803,554, and 4,329 shares of Class A Preferred for $4,329,000, (ii) the Executive Fund shall purchase from the Company and the Company shall sell to the Executive Fund, 40,197 shares of Common Stock for $20,098.50, and 31 shares of Class A Preferred for $31,000, and
(iii) the Associates Fund shall purchase from the Company and the Company shall sell to the Associates Fund, 12,695 shares of Common Stock for $6,347.50, and 10 shares of Class A Preferred for $10,000.

          1C.  The Closing.  The closing of the purchase and sale of the Common
               -----------
Stock (the "Closing") shall take place at the offices of Kirkland & Ellis, 200
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East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on April __, 1999.
At the Closing, the Company shall deliver to each Purchaser a stock certificate evidencing the shares of Common Stock to be purchased by such Purchaser, registered in such Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company.

          Section 2.  Representations and Warranties of the Company.  As a
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material inducement to the Purchasers to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants to the Purchasers that: (i) the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company; (ii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms;
(iii) to the knowledge of the Company, each of the representations and warranties set forth in Articles II and III of that certain Share Exchange Agreement dated April __, 1999, by and among the Company., ZEFER Corp. and certain stockholders of Zefer Corp. (the "Acquisition Agreement") is true in all
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respects; and (iv) the execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Common Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company or any of its Subsidiaries pursuant to,
(D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company or any of its Subsidiaries, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which it is bound.

          Section 3.  Purchasers' Investment Representations.  Each Purchaser
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hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent such Purchaser and any subsequent holders of Restricted Securities from

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transferring such securities in compliance with the provisions of Section 4 of the Purchase Agreement.

          Section 4.  Miscellaneous.
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          4A.  Remedies.  Each holder of Investor Stock shall have all rights
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and remedies set forth in the Purchase Agreement, this Agreement and the
Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          4B.  Legend.  Each certificate for Restricted Securities issued
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pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on April __, 1999, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in a Purchase Agreement, dated as of March 23, 1999, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge. The securities represented by this certificate are subject to a Stockholders Agreement dated as of March 23, 1999, among the Company and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

          4C.  Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Investor Stock. No other course of dealing between the Company and the holder of any Class A Preferred or Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Class A Preferred or Common Stock held by the Company shall not be deemed to be outstanding.

          4D.  Survival of Representations and Warranties.  All representations
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and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf

          4E.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto

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shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          4F.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          4G.  Counterparts.  This Agreement may be executed simultaneously in
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two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          4H.  Descriptive Headings, Interpretation.  The descriptive headings
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of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          4I.  Governing Law.  The laws of Delaware shall govern all issues
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concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          4J.  Notices.  All notices, demands or other communications to be
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given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the addresses indicated in the Purchase Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


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          IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment and Supplement No. 1 to the Purchase Agreement on the date first written above.

                              ZC Acquisition Corp.

                              By:   /s/ William Seibel
                                    ------------------------------------------
                              Its:  President


                              GTCR FUND VI, L.P.

                              By:   GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:   GTCR Golder Rauner, LLC
                              Its:  General Partner

                              By:   /s/ [ILLEGIBLE]
                                    ------------------------------------------
                              Its:  President

                              GTCR VI EXECUTIVE FUND, L.P.

                              By:   GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:   GTCR Golder Rauner, LLC
                              Its:  General Partner

                              By:   /s/ [ILLEGIBLE]
                                    ------------------------------------------
                              Its:  President

                              GTCR ASSOCIATES VI, L.P.

                              By:   GTCR Partners VI, L.P.
                              Its:  General Partner

                              By:   GTCR Golder Rauner, LLC
                              Its:  General Partner

                              By:   /s/ [ILLEGIBLE]
                                    ------------------------------------------
                              Its:  President


                              /s/ William Seibel
                              ------------------------------------------------
                              William Seibel

            SIGNATURE PAGE TO FIRST AMENDMENT AND SUPPLEMENT NO. 1
                             TO PURCHASE AGREEMENT